Exhibit 32.1

SECTION 1350 CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, Don Lambert, President, Chief Executive Officer and Dorothea Krempein, Chief Financial Officer of Energytec, Inc. (Company), certifies that:

(1) the Quarterly Report on Form 10-Q of the Company for the period ending September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (Report), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 19, 2007

/s/ Don Lambert
Don Lambert
President, Chief Executive Officer

/s/ Dorothea Krempein
Dorothea Krempein
Chief Financial Officer

This certification is made solely pursuant to 18 U.S.C. Section 1350, and not for any other purpose. A signed original of this written statement required by Section 906 will be retained by Energytec, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.